Exhibit 16.1

March 17, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: TomoTherapy Incorporated
File No. 001-33452

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of TomoTherapy Incorporated dated March 17, 2009, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP